EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 15, 2017, in the Registration Statement (Form S-1) and related Prospectus of Sienna Biopharmaceuticals, Inc. dated July 3, 2017.

/s/ Ernst & Young LLP

Los Angeles, California

July 3, 2017